SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, BioMarin Pharmaceutical Inc. (“BioMarin”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, BioMarin’s stockholders approved (i) an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares of BioMarin common stock reserved for issuance thereunder by 11,000,000 shares (the “2017 Plan Amendment”) and (ii) amendments to the BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Purchase Plan (the “ESPP”) to (a) increase the number of shares of common stock reserved for issuance thereunder by 3,500,000 shares, (b) extend the term of the ESPP such that it may continue with respect to new offerings until terminated by BioMarin’s Board of Directors (the “Board”) and (c) make other administrative changes (including the definition of eligible employees, changes to the enrollment and withdrawal processes, clarification of fair market value determination for overlapping offering periods, and delegation of powers to the administrator related to Non-United States Offerings) (collectively, the “ESPP Amendments”).

The 2017 Plan Amendment and ESPP Amendments previously had been approved, subject to stockholder approval, by the Compensation Committee of BioMarin’s Board. The 2017 Plan Amendment and ESPP Amendments became effective immediately upon stockholder approval at the Annual Meeting.

More detailed summaries of the material features of the 2017 Plan Amendment and ESPP Amendments are set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 23, 2019 (the “Proxy Statement”) under the headings “PROPOSAL NO. FOUR: Approval of an Amendment to the 2017 Equity Incentive Plan” and “PROPOSAL NO. FIVE: Approval of Amendments to the Amended and Restated 2006 Employee Stock Purchase Plan,” respectively. Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the 2017 Plan, as amended and the ESPP, as amended, which are attached to the Proxy Statement as Appendix A and Appendix B, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 179,052,949 shares of common stock were entitled to vote as of April 8, 2019, the record date for the Annual Meeting. There were 158,025,941 shares of common stock present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on five proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal No. 1: Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	144,289,763	4,909,388	8,826,790
Willard Dere, M.D.	136,620,674	12,578,477	8,826,790
Michael Grey	145,315,942	3,883,209	8,826,790
Elaine J. Heron, Ph.D.	131,191,744	18,007,407	8,826,790
Robert J. Hombach	148,939,454	259,697	8,826,790
V. Bryan Lawlis, Ph.D.	88,058,817	61,140,334	8,826,790
Alan J. Lewis, Ph.D.	146,234,077	2,965,074	8,826,790
Richard A. Meier	144,117,377	5,081,774	8,826,790
David Pyott, M.D. (Hon.)	136,051,065	13,148,086	8,826,790
Dennis J. Slamon, M.D., Ph.D.	136,643,862	12,555,289	8,826,790

Based on the votes set forth above, BioMarin’s stockholders elected each of the ten nominees set forth above to serve as a director of BioMarin until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Proposal No. 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain
157,114,131	688,565	223,245

Based on the votes set forth above, BioMarin’s stockholders ratified the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2019.

Proposal No. 3: Advisory Vote on the Compensation of BioMarin’s Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
123,828,624	25,272,518	98,009	8,826,790

Based on the votes set forth above, BioMarin’s stockholders approved, on an advisory basis, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement.

Proposal No. 4: Approval of an Amendment to the BioMarin 2017 Equity Incentive Plan

The approval of the 2017 Plan Amendment, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
122,419,176	26,680,818	99,157	8,826,790

Based on the votes set forth above, BioMarin’s stockholders approved the 2017 Plan Amendment, as set forth in the Proxy Statement.

Proposal No. 5: Approval of Amendments to the BioMarin Amended and Restated 2006 Employee Stock Purchase Plan

The approval of the ESPP Amendments, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
148,843,102	278,721	77,328	8,826,790

Based on the votes set forth above, BioMarin’s stockholders approved the ESPP Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 7, 2019	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel